                                                                                                                                                                          Exhibit 99
                                                                             MORTGAGE AND OTHER NOTES PAYABLE
                                                                  INCLUDING WEIGHTED INTEREST RATES AT NOVEMBER 2, 2001

                                                                   FIXED/
                                                      BENEFICIAL   LIBOR+
                                            100%       INTEREST    SPREAD  (a)                                        MATURITIES AT BENEFICIAL INTEREST
                                                                               ------------------------------------------------------------------------------------------------------------
                                          11/02/01     11/02/01   11/02/01          2001     2002     2003    2004     2005     2006     2007    2008     2009     2010    2011     TOTAL
                                          --------     --------   --------          ----     ----     ----    ----     ----     ----     ----    ----     ----     ----    ----     -----
CONSOLIDATED  FIXED RATE DEBT:
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

BEVERLY CENTER                                146.0         146.0    8.36%                                      146.0                                                                146.0
BILTMORE                                       79.2          79.2    7.68%              0.2      0.8     0.8      0.9      1.0      1.1     1.2      1.2     72.0                     79.2
MACARTHUR CENTER                              143.9         100.7    7.59%              0.2      1.0     1.1      1.1      1.2      1.3     1.4      1.5      1.7    90.2            100.7
REGENCY SQUARE                                 82.5          82.5    6.75%                                                                                                    82.5    82.5
THE MALL AT SHORT HILLS                       270.0         270.0    6.70%                       1.9     3.0      3.2      3.5      3.7     4.0      4.2    246.4                    270.0
OTHER                                          23.8          23.8   12.03%              0.3      1.8     0.3      0.3      0.3      0.4     0.4      0.1     20.0     0.0      0.0    23.8
                                          -------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL CONSOLIDATED FIXED                      745.4         702.2    7.47%              0.7      5.4     5.3    151.6      6.0      6.5     6.9      7.1    340.1    90.2     82.5   702.2
WEIGHTED RATE                                                                         7.14%    7.20%   7.02%    8.31%    7.02%    7.02%   7.03%    7.06%    7.28%   7.59%    6.75%

CONSOLIDATED FLOATING RATE DEBT:
GREAT LAKES CROSSING                          151.2         128.4    4.04% (c)          0.2    128.2                                                                                 128.4
THE SHOPS AT WILLOW BEND                      182.4         182.4    4.15% (d)                         182.4                                                                         182.4
WELLINGTON GREEN                              118.8         106.9    4.47% (e)                                  106.9                                                                106.9
TRG CREDIT FACILITY                             8.5           8.5    3.50% (i)                   8.5                                                                                   8.5
TRG CREDIT FACILITY                           205.0         205.0    3.16% (f)                                  205.0                                                                205.0
                                          -------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL CONSOLIDATED FLOATING                   665.8         631.2    3.85%              0.2    136.7   182.4    311.9      0.0      0.0     0.0      0.0      0.0     0.0      0.0   631.2
WEIGHTED RATE                                                                         4.04%    4.01%   4.15%    3.61%    0.00%    0.00%   0.00%    0.00%    0.00%   0.00%    0.00%

TOTAL CONSOLIDATED                          1,411.3       1,333.4    5.76%              0.9    142.1   187.7    463.5      6.0      6.5     6.9      7.1    340.1    90.2     82.5 1,333.4
WEIGHTED RATE                                                                         6.45%    4.13%   4.23%    5.15%    7.02%    7.02%   7.03%    7.06%    7.28%   7.59%    6.75%
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JOINT VENTURES FIXED RATE DEBT:
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

ARIZONA MILLS                      36.84%     145.0          53.4    7.90%              0.1      0.4     0.5      0.5      0.6      0.6     0.6      0.7      0.8    48.7             53.4
CHERRY CREEK                       50.00%     177.0          88.6    7.68%                                        0.5      1.3     86.7                                               88.6
FAIR OAKS                          50.00%     140.0          70.0    6.60%                                                                          70.0                              70.0
WESTFARMS                          78.94%     100.0          78.9    7.85%                      78.9                                                                                  78.9
WOODLAND                           50.00%      66.0          33.0    8.20%                                       33.0                                                                 33.0
                                          -------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL JOINT VENTURE FIXED                     628.0         323.9    7.58%              0.1     79.4     0.5     34.0      1.8     87.3     0.6     70.7      0.8    48.7      0.0   323.9
WEIGHTED RATE                                                                         7.90%    7.85%   7.90%    8.19%    7.75%    7.68%   7.90%    6.61%    7.90%   7.90%    0.00%

JOINT VENTURES FLOATING RATE DEBT:
DOLPHIN MALL                       50.00%     164.6 (b)      82.3    4.53% (e)                  82.3                                                                                  82.3
THE MALL AT MILLENIA               50.00%      44.1          22.1    4.46% (g)                          22.1                                                                          22.1
STAMFORD TOWN CENTER               50.00%      76.0          38.0    3.33% (g)                  38.0                                                                                  38.0
INTERNATIONAL PLAZA                26.49%     160.4          42.5    4.40% (e)                  42.5                                                                                  42.5

WESTFARMS                          78.94%      55.0          43.4    5.16% (h)                  43.4                                                                                  43.4
OTHER                                           2.4           1.5    5.50% (i)          0.1      0.4     0.4      0.4      0.1                                                         1.5
                                          -------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL JOINT VENTURE FLOATING                  502.6         229.8    4.42%              0.1    206.7    22.5      0.4      0.1      0.0     0.0      0.0      0.0     0.0      0.0   229.8
WEIGHTED RATE                                                                         5.50%    4.41%   4.48%    5.50%    5.50%    0.00%   0.00%    0.00%    0.00%   0.00%    0.00%

TOTAL JOINT VENTURE                         1,130.6         553.7    6.27%              0.2    286.0    23.0     34.4      1.9     87.3     0.6     70.7      0.8    48.7      0.0   553.7
WEIGHTED RATE                                                                         6.71%    5.37%   4.55%    8.16%    7.60%    7.68%   7.90%    6.61%    7.90%   7.90%    0.00%
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

TRG BENEFICIAL INTEREST TOTALS
FIXED RATE DEBT                                           1,026.1    7.50%              0.8     84.8     5.7    185.6      7.8     93.8     7.6     77.8    340.9   138.8     82.5 1,026.1
                                                                                      7.23%    7.81%   7.09%    8.29%    7.19%    7.64%   7.10%    6.65%    7.28%   7.70%    6.75%
FLOATING RATE DEBT                                          861.0    4.00%              0.3    343.4   204.9    312.3      0.1      0.0     0.0      0.0      0.0     0.0      0.0   861.0
                                                                                      4.52%    4.25%   4.19%    3.61%    5.50%    0.00%   0.00%    0.00%    0.00%   0.00%    0.00%
TOTAL                                                     1,887.1    5.91%              1.1    428.2   210.6    497.9      8.0     93.8     7.6     77.8    340.9   138.8     82.5 1,887.1
                                                                                      6.50%    4.96%   4.26%    5.35%    7.16%    7.64%   7.10%    6.65%    7.28%   7.70%    6.75%

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                                                      Average Maturity                 5.36
                                                                                   =========

(a) Does not include effect of amortization of debt issuance costs or interest rate hedging costs.
(b) As of 11/2/01, $200 million is swapped to an all-in rate of 8.14%.  Because the swap does not qualify for hedge accounting, changes in the fair value of the swap are recognized as a reduction to earnings.
(c) LIBOR rate is locked to March 2002.
(d) LIBOR rate is locked to November 2002.
(e) LIBOR rate is locked to October 2002.
(f) LIBOR rate is locked to November 2002 on $75M, to February 2002 on $50M and is floating month to month on $80M.
(g) LIBOR rate is floating month to month.
(h) LIBOR rate is locked to July 2002.
(i) Rate floats daily.